CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of EWRX INTERNET SYSTEMS, INC. for the quarter ended September 30, 2008, I, Jessica Wang, Chief Executive Officer and Chief Financial Officer of EWRX INTERNET SYSTEMS, INC.hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of EWRX Internet Systems, Inc.

Dated: November 6, 2008

EWRX Internet Systems, Inc.

By: /s/ Jessica Wang
Chief Executive Officer and
Chief Financial Officer and
Principal Accounting Officer